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                                                                     EXHIBIT 1.1

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                               WIDERTHAN CO., LTD.

CHAPTER I. GENERAL PROVISIONS

ARTICLE 1. COMPANY NAME

The name of the Company shall be "WiderThan Chusik Hoesa" in Korean, which will be expressed in the English language as "WiderThan Co., Ltd." (hereinafter referred to as the "Company").

ARTICLE 2. OBJECTIVES

The objectives of the Company shall be to engage in the following businesses:

(1) Business of providing internet services utilizing wire and wireless networks;

(2) Business of developing, distributing and selling data and information using telecommunications network;

(3)  Business of electronic commerce;

(4) Business of distributing, selling and renting electronic and telecommunication equipment;

(5)  Business of advertisement;

(6)  Business of providing multimedia contents;

(7)  Business of operating web hosting and data centers;

(8)  Business of distributing and developing software;

(9)  Business of publishing;

(10) Business related to import and export of the foregoing businesses;

(11) Business related to research and development and consulting of the foregoing businesses;


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(12) Businesses utilizing broadcasting channel and business incidental to the foregoing businesses;

(13) Business of producing broadcast program, leasing of facilities;

(14) Business of producing advertisement and agency

(15) Other businesses incidental to the foregoing businesses.

ARTICLE 3. LOCATION OF OFFICES

The principal office of the Company shall be in Seoul and branch and other offices may be established at any other suitable places by resolution of the Board of Directors ("Board").

ARTICLE 4. PUBLIC NOTICES

Public notices by the Company shall be published in the Maeil Business Newspaper, a daily Korean language newspaper of general circulation published in Seoul.

CHAPTER II. SHARES OF STOCK

ARTICLE 5. NUMBER OF AUTHORIZED SHARES

The total number of shares of the Company authorized for issuance shall be 30,000,000 common shares

ARTICLE 6. PAR VALUE OF SHARES

Par value of all shares issued by the Company shall be 500 Won per share.

ARTICLE 7. NUMBER OF SHARES ISSUED AT THE TIME OF INCORPORATION

The total number of shares to be issued at the time of incorporation of the Company shall be 120,000.

ARTICLE 8. SHARE CERTIFICATES

All shares to be issued by the Company shall be registered common shares. Share certificates shall be issued by the Company in eight denominations: one (1), five (5), ten (10), fifty (50), one hundred (100), five hundred (500), one thousand (1,000) and ten thousand (10,000).


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ARTICLE 9. NON-ISSUANCE OF SHARE CERTIFICATES

At the request of a shareholder, the Company shall not issue share certificates for all or part of the shares owned by such shareholder.

ARTICLE 10. PRE-EMPTIVE RIGHTS

(1) Each holder of common shares (each, a "Participation Rights Holder") shall have the right of participation to purchase its Pro Rata Share (as defined in sub-paragraph (A) below), of all (or any part) of any New Securities (as defined in sub-paragraph (B) below) that the Company may from time to time issue (the "Right of Participation").

     A. Pro Rata Share. A Participation Rights Holder's "Pro Rata Share" for purposes of the Right of Participation is the following ratio:

          the number of equity shares of the Company held by such Participation Rights Holder divided by all equity shares of the Company issued and outstanding (excluding shares issuable upon the exercise of outstanding options).

     B. New Securities. "New Securities" shall mean any Preferred Shares or any other equity and equity-related securities of the Company, whether now authorized or not, and rights, options or warrants to purchase such Preferred Shares or securities of any type whatsoever that are, or may become, convertible or exchangeable into such Preferred Shares or other securities of the Company, provided, however, that the term "New Securities" shall not include:

          (i) any securities issued in connection with any stock split, stock dividend or other similar event in which the Participation Rights Holders are entitled to participate according to their Pro Rata Share;

          (ii) any securities issued upon the exercise, conversion or exchange of any outstanding convertible securities, warrants or stock options in connection with bona fide employment-related share purchase or option plans;

          (iii) any securities issued pursuant to the acquisition of another corporation or entity by the Company or any of its subsidiaries by consolidation, merger, purchase of assets or businesses;

(2) Without being subject to the Right of Participation under Paragraph 1 of this Article 10, in each case described in Article 10 (1)B(i) to (iii), the Company may issue and allot new shares to third parties other than the existing shareholders by the resolution adopted at the meeting of the Board.


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(3)  Notwithstanding any contrary provisions, in the case that an approval by the shareholders is required under the Nasdaq regulations for the issuance of new shares, the Company shall issue new shares by a resolution adopted at the General Meeting of Shareholders.

ARTICLE 10-2. STOCK OPTIONS

(1) The Company may grant stock options to its officers and employees within the scope of 10/100 of the total number of issued and outstanding shares by special resolution adopted at the General Meeting of Shareholders.

(2) The officers and employees of the Company who have contributed the establishment of the Company or the innovations in management or technology of the Company, or who have the capability to make such contribution, can be granted stock options, except for the following persons:

     (i) a shareholder who holds 10/100 or more of the total outstanding shares of the Company excluding the shares without voting rights;

     (ii) a person who practically exercises his influence over important matters relating to the management of the company such as the appointment or dismissal of directors and the like; or

     (iii) the spouse, lineal ascendants or descendents of the person provided in above (i) and (ii).

(3) The shares to be delivered by exercising the stock option (in the case that any difference between the exercise price of stock option and the market price of stock is compensated by cash or treasury stock, such shares mean the shares which are the basis for calculation of such difference) shall be registered common stocks.

(4) The number of stock options granted to any one officer or employee shall not exceed 10/100 of the total number of issued and outstanding shares of the Company.

(5) The exercise price per share of stock options and any adjusted exercise price per share after stock options are granted shall not be less than either of the following:

     (A) In the event that new shares are issued, the larger amount of: (i) the fair value of such shares as of the date the stock options are granted and (ii) the par value of such shares; or


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     (B)  In the event that the Company is transferring treasury shares, the fair value as of the date the stock options are granted.

(6) The stock option may be exercised within the period determined by the special resolution of the General Meeting of Shareholders granting such stock option within ten (10) years from the second anniversary of the special resolution granting such stock option adopted at the General Meeting of Shareholders.

(7)  The stock option may be exercised by a person who has served more than two
     (2) years from the date of the General Meeting of Shareholders granting such stock option

(8) With respect to the payment of dividends on the shares issued upon exercise of stock option, Article 10-3 shall apply mutatis mutandis.

(9) The granted stock option may be cancelled and revoked by the resolution of the Board in any of the following cases:

     (i) In case the concerned officer or employee retires, at will, from the Company, after being granted stock options;

     (ii) In case the concerned officer or employee intentionally or inadvertently causes a material damages to the Company after being granted stock options;

     (iii) In case the Company is not able to issue or transfer shares upon exercise of stock option due to its bankruptcy, dissolution, etc.; or

     (iv) In case there occurs any cancellation event set forth in stock option agreements.

ARTICLE 10-3. BASIS FOR CALCULATION OF DIVIDENDS ON NEW SHARES

In the event that Company issues new shares by a rights issue, bonus issue or stock dividend, for the purpose of distributing dividends on such newly-issued shares, such newly-issued shares shall be deemed to have been issued at the end of the fiscal year immediately preceding the fiscal year during which such newly-issued shares are issued.

ARTICLE 11. SHARE ISSUANCE AT MARKET VALUE

The Company may issue all or part of its new shares at the market value, and the issuance price shall be determined by the resolution adopted at the meeting of the Board.

ARTICLE 12. ALTERATION OF ENTRY

(1)  The Company shall designate a transfer agent for stock.

(2) The appointment, office, and the scope of the activities of the transfer agent shall be


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     determined by the resolution of the Board and shall be publicly notified.

(3) The Register of Shareholders or its copies shall be kept at the business place of the transfer agent. Transfer agent shall handle the matters pertaining to stock such as change of shareholder's name, registration or cancellation of pledge, creation or cancellation of marks for property in trust, issuance of stock certificates, and receipts of reports.

(4) The procedures for the duties prescribed in Paragraph 3 above shall be subject to the provisions of the Regulation on Transfer Agency Service for Securities.

ARTICLE 13. REGISTRATION OF PLEDGE AND INDICATION OF PROPERTY IN TRUST

A person, who intends to register pledge on or indicate property in trust attached to the shares of the Company, shall submit the relevant stock certificates to the transfer agent, together with the application in such form as may be prescribed by the Company sealed and signed by such person. The same shall apply in case of cancellation of such registration or indication.

ARTICLE 14. REISSUANCE OF SHARE CERTIFICATES

(1) Any person desiring to receive new share certificate(s) due to defacement or damage or as a result of the partition or consolidation of the person's share(s) shall submit an application in such form as may be prescribed by the Company to the transfer agent together with the share certificate(s).

(2) In case the share certificate(s) is lost, the application in such form as may be prescribed by the Company for the new certificate(s) must be submitted to the transfer agent together with an original or copy of the judgment of nullification thereof.

ARTICLE 15. CLOSING OF SHAREHOLDERS' REGISTER AND RECORD DATE

(1) Each year for a period of 60 days from the day immediately following the last day of a fiscal year, the Company shall suspend any entry in the Shareholders' Register of any alteration in the shareholder's name, registration or de-registration of pledges, or recordation or de-recordation of trust shares.

(2) The Company shall allow the shareholders who are recorded as shareholders in the Shareholders' Register as of the last day of each fiscal year to exercise their rights pertaining to the shares at the Ordinary General Meeting of Shareholders for such fiscal year.


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(3)  In the event that an Extraordinary General Meeting of Shareholders is convened, or if otherwise necessary, the Company may suspend, with two (2) weeks' prior notice, entries of alterations in the Shareholders' Register for a certain period not exceeding one (1) month by a Board resolution or deem the shareholders whose names appear in the Shareholders' Register as of the date set by a Board resolution (the "record date") to be the shareholders entitled to exercise the rights pertaining to the shares; provided, however, that, if the Board deems it necessary, the Company may suspend any entry in the Shareholders' Register including entries involving a change in a shareholder's name, and adopt the record date at the same time.

ARTICLE 16. REPORTING OF ADDRESSES, NAMES AND SEALS OR SIGNATURES OF
SHAREHOLDERS

(1) Shareholders and registered pledgees shall submit to the transfer agent (Article 12) of their names, addresses, and seals or signature.

(2) Shareholders and registered pledgees who reside in foreign countries shall appoint their agents and notify the Company and transfer agent of their agents and the places in Korea to which notices should be sent.

(3) The same requirement shall apply in the event of any changes in matters referred to in Paragraphs 1 and 2 above.

(4) The Company shall not be held responsible for any loss or damage to the shareholders and pledgees when such loss or damage is caused by their fault or negligence in complying with the provisions of this Article 16.

                               CHAPTER III. BONDS

ARTICLE 17. ISSUANCE OF CONVERTIBLE BONDS

(1) The Company may issue convertible bonds in the aggregate face amount not exceeding ten billion (25,000,000,000) Won to persons other than the shareholders by a resolution of the Board, in any case of the following:

     (i) Where the Company issues convertible bonds by way of a public offering;

     (ii) Where the Company issues convertible bonds to foreigners for business necessity of the Company in accordance with the Foreign Investment Promotion Act;

     (iii) Where the Company issues convertible bonds to its allied companies for the purpose of introducing technology;


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     (iv) Where the Company issues convertible bonds to the domestic and/or foreign financial institutions in order to finance the Company in the emergent cases;

     (v) Where the Company issues convertible bonds pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets or businesses, or other reorganization approved in accordance with Section 6.4(b) of the First Amended and Restated Preferred Stock Investors Rights Agreement; or

     (vi) Where the Company issues convertible bonds in the aggregate face amount not exceeding 25,000,000,000 Won to (i) employees, officers, directors, contractors, advisors or consultants of the Company or a legal entity of which the Company has at least 50% of shares or equity holdings, or (ii) a legal entity, a partnership or an entity for the benefit of such employees, officers, directors, contractors, advisors or consultants of the Company or a legal entity of which the Company has at least 50% of shares or equity holdings pursuant to incentive agreements or incentive plans approved by the Board or the shareholders, as the case may be.

(2) Notwithstanding Paragraph 1 of this Article 17, Participation Rights Holders shall have the right of participation to purchase its Pro Rata Share of all (or any part) of the convertible bonds the Company issues, except the convertible bonds issued pursuant to Subparagraphs (v) and (vi) of Paragraph (1) of this Article 17.

(3) Convertible bonds mentioned in Paragraph (1) of this Article 17 may, by resolution of the Board, be issued with their conversion rights limited to a certain portion of the issue price.

(4) The shares to be issued upon conversion shall be common shares. The conversion price, which shall not be less than the par value of the shares, shall be determined by resolution of the Board at the time of issuance of the convertible bonds.

(5) The provisions of Article 10-3 shall apply mutatis mutandis to the payment of dividends on the shares issued upon conversion and the payment of interest on the convertible bonds.

(6) Notwithstanding any contrary provisions, in the case that an approval by the shareholders is required under the Nasdaq regulations for the issuance of convertible bonds, the Company shall issue convertible bonds by a resolution adopted at the General Meeting of Shareholders.

ARTICLE 18. ISSUANCE OF BONDS WITH WARRANTS

(1) The Company may issue bonds with warrants in the aggregate face amount not exceeding ten billion (10,000,000,000) Won to persons other than the shareholders by a resolution of the Board, in any of the following events:


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     (i)   Where the Company issues bonds with warrants by way of a public offering;

     (ii) Where the Company issues bonds with warrants to foreigners for business necessity of the Company in accordance with the Foreign Investment Promotion Act;

     (iii) Where the Company issues bonds with warrants to its allied companies for the purpose of introducing technology;

     (iv) Where the Company issues bonds with warrants to the domestic and/or foreign financial institutions in order to finance the Company in the emergent cases; or

     (v) Where the Company issues bonds with warrants pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets or businesses, or other reorganization approved in accordance with Section 6.4(b) of the First Amended and Restated Preferred Stock Investors Rights Agreement.

(2) Notwithstanding Paragraph 1 of this Article 18, Participation Rights Holders shall have the right of participation to purchase its Pro Rata Share of all (or any part) of the bonds with warrants the Company issues, except the bonds with warrants issued pursuant to Subparagraph (v) of Paragraph (1) of this Article 18.

(3) The amount of new shares which can be subscribed for by the holders of the bonds with warrants shall be determined by the Board; provided, however, that the aggregate par value of such new shares shall not exceed the aggregate face value of the bonds with warrants.

(4) The shares to be issued upon exercise of warrants shall be common shares. The exercise price, which shall not be less than the par value of the shares, shall be determined by resolution of the Board at the time of issuance of the bonds with warrants.

(5) The provisions of Article 10-3 shall apply mutatis mutandis to the payment of dividends on the shares issued upon exercise of warrants and the payment of interest on the bonds with warrants.

(6) Notwithstanding any contrary provisions, in the case that an approval by the shareholders is required under the Nasdaq regulations for the issuance of bonds with warrants, the Company shall issue bonds with warrants by a resolution adopted at the General Meeting of Shareholders.

CHAPTER IV.  GENERAL MEETING OF SHAREHOLDERS

ARTICLE 19. TYPES OF GENERAL MEETINGS OF SHAREHOLDERS


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(1)  The shareholders meetings of the Company shall be in two types: (i)
     Ordinary General Meeting of Shareholders; and (ii) Extraordinary General Meeting of Shareholders.

(2) The Ordinary General Meeting of Shareholders shall be held within three (3) months after the end of each fiscal year and the Extraordinary General Meeting of Shareholders may be convened whenever deemed necessary.

ARTICLE 20. CONVENING OF GENERAL MEETINGS OF SHAREHOLDERS

(1) The General Meeting of Shareholders shall be convened by the Representative Director in accordance with the resolution of the Board unless otherwise provided by laws.

(2) In the event that the Representative Director is unable to perform his/her duty, the provisions of Paragraph (3)C of Article 35 shall be applied mutatis mutandis.

ARTICLE 21. NOTICE OF CONVENING OF MEETING AND PUBLIC NOTICE

When convening a shareholders meeting, each shareholder having voting right shall be notified of the date, place, and agenda of the meeting in writing or electronic mail two weeks prior to the date of the meeting.

ARTICLE 22. PLACE OF MEETING

The General Meetings of Shareholders shall be convened at the head office or at a nearby location, if necessary.

ARTICLE 23. CHAIRMAN

The Representative Director shall act as Chairman at a General Meeting of Shareholders of the Company. If the Representative Director can not act as Chairman, the provisions of Paragraph (3)C of Article 35 shall be applied mutatis mutandis.

ARTICLE 24. MAINTENANCE OF ORDER BY CHAIRMAN

(1) The Chairman at a General Meeting of Shareholders may order a person, who intentionally speaks or acts to prevent deliberations of the meeting or who disturbs public order of the meeting, to stop or retract his/her speech or to leave the place of the meeting, and such person shall comply with the Chairman's order.

(2) The Chairman at a General Meeting of Shareholders may limit the time and number of shareholders' speeches when it is necessary for the smooth deliberations of the meeting.


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ARTICLE 25. VOTING

Each holder of a share that has a voting right shall have one (1) vote per each share.

ARTICLE 26. VOTING BY PROXY

(1)  A shareholder may exercise his/her voting rights by proxy.

(2) The holder of a proxy referred to in the above Paragraph 1 shall submit a certificate evidencing his/her power of representation (a power of attorney) before the convening of the General Meeting of Shareholders.

ARTICLE 27. METHOD OF RESOLUTION

(1) A General Meeting of Shareholders shall be duly convened with a quorum of not less than one-third (1/3) of total number of issued and outstanding shares with voting rights.

(2) All resolutions of the General Meeting of Shareholders, except as otherwise provided by the relevant laws, shall be adopted if the approval of a majority vote of the shareholders present at such meeting is obtained and such majority also represents at least one-third (1/3) of the total issued and outstanding voting shares.

ARTICLE 28. MINUTES OF MEETING

(1) The substance of proceedings at a General Meeting of Shareholders and the results thereof shall be recorded in the minutes of the meeting, which shall bear the names and the seals or signatures of the Chairman and Directors present at the meeting.

(2) The Company shall translate the minutes of the shareholders meetings from Korean into English. The Korean version of the minutes shall prevail in the event of any inconsistencies between the Korean and English versions.

CHAPTER V. BOARD OF DIRECTORS

ARTICLE 29. NUMBER OF DIRECTORS

The number of Directors of the Company constituting the entire Board shall not be less than five (5) or greater than nine (9).

ARTICLE 30. ELECTION OF DIRECTORS


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(1)  The Directors shall be elected at the General Meeting of Shareholders.

(2) The Directors shall be elected at a General Meeting of Shareholders by the affirmative vote of shareholders representing at least a majority of the voting shares present at the meeting and at least one-fourth (1/4) of the total number of voting shares issued and outstanding.

(3)  The Directors may be standing Directors or non-standing Directors.

ARTICLE 31. [INTENTIONALLY LEFT BLANK]

ARTICLE 32. TERM OF OFFICE OF DIRECTORS

The term of office of a Director including the Representative Director shall be three (3) years; provided, however, that, if the term of office expires after the end of a fiscal year but before the Ordinary General Meeting of Shareholders convened with respect to such fiscal year, the term of office shall be extended into the close of such General Meeting of Shareholders.

ARTICLE 33. [INTENTIONALLY LEFT BLANK]

ARTICLE 34. VACANCIES IN OFFICES OF DIRECTORS AND BY-ELECTION

(1) In the event that any Director falls into any of the following, the offices of such Director shall be deemed vacant:

     (i)   Where a Director deceases;

     (ii)  Where a Director is declared bankrupt;

     (iii) Where a Director is adjudged incompetent or quasi-incompetent; or

     (iv)  Where a Director is punished by imprisonment.

(2) In the event of any vacancy in the office of Director during a term of office, a substitute Director shall be elected at the Extraordinary General Meeting of Shareholders.

ARTICLE 35. DUTIES OF DIRECTORS

(1) The Company shall elect one Representative Director among the Directors by a resolution of the Board. Such Representative Director shall represent the Company and shall execute general matters of the Company.


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(2)  The directors shall assist the Representative Director, and shall perform their respective duties as determined by the Board.

(3) In the absence of Representative Director, the next person in the order of priority, as determined in advance by the Board, shall perform the duties of the Representative Director in lieu of the absent Representative Director.

ARTICLE 36. [INTENTIONALLY LEFT BLANK]

ARTICLE 37. REMUNERATION AND RETIREMENT ALLOWANCE FOR DIRECTORS

(1) The remuneration to be paid to Directors shall be determined by a resolution adopted at the General Meeting of Shareholders.

(2) Retirement Allowance to be paid to the Directors shall be determined in accordance with the Regulations on Officer and Director Remuneration which have been approved at the General Meeting of Shareholders.

ARTICLE 38. COMPOSITION OF THE BOARD OF DIRECTORS

(1) The Board shall consist of Directors and shall resolve all important matters relating to the affairs of the Company. Regarding the Chairman of the Board, Article 23 shall be applied mutatis mutandis.

(2) The Company may appoint observers (the "Observers"). The Observers shall be entitled to attend the meetings of the Board and the committees thereof in a non-voting, observer capacity.

(3) The committee for recommendation of candidates for directors and the compensation committee shall be established as committees within the Board for the purpose of handling matters delegated by the Board, and matters related to the organization and operation thereof shall be determined by the Board.

ARTICLE 39. CONVENING OF MEETING OF THE BOARD OF DIRECTORS

(1)  Meetings of the Board shall be convened at least once in any quarter.

(2) A meeting of the Board may be called either by (i) the Representative Director designated by the Board of Directors, (ii) any Director if such Director is authorized to call such meeting by the Board of Directors or
     (iii) a group of any three Directors concludes that a meeting is required.


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(3)  Notice of a meeting of the Board shall be dispatched to each Director with a written agenda at least seven (7) days prior to the date set for the meeting.

(4) Such procedure in the above Paragraph 3 may be omitted or shortened with the consent of all Directors.

ARTICLE 40. METHOD OF RESOLUTION OF THE BOARD OF THE DIRECTORS

(1) A resolution of the Board shall be adopted by the presence of a majority of the directors in offices and by the affirmative votes of a majority of the directors present at the meeting.

(2) A Director having a special interest with respect to the resolution of the Board shall not exercise his/her voting right.

(3) The Board may allow all or part of the directors to participate in resolutions by the videoconferencing method where every one is able to transmit and receive images and voices at the same time, without having to present at meetings. A director who participates in the meeting by videoconferencing shall be deemed as to be present at the meeting.

(4)  Meetings of the Board shall be held in English.

ARTICLE 41. MINUTES OF MEETINGS OF BOARD OF DIRECTORS

(1) The agenda, results of the meeting of the Board, the names of any dissenters and reasons for their dissention shall be recorded in the minutes of the meeting, and the Directors present at the meeting shall write their names and affix their seals or execute such minutes.

(2) The Company shall translate the minutes of the meeting of the Board from Korean into English. The Korean version of the minutes shall prevail in the event of any inconsistencies between the Korean and English versions.

CHAPTER VI. AUDIT COMMITTEE

ARTICLE 41-2. CONSTITUTION OF THE AUDIT COMMITTEE

(1) The Company shall have an Audit Committee in lieu of a Statutory Auditor pursuant to Article 415-2 of the Commercial Code.


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(2)  The Audit Committee shall consist of three (3) or more Directors.

(3) Persons who fall under each of the items in Paragraph (2) of Article 415-2 of the Commercial Code shall not constitute more than one-third (1/3) of the members of the Audit Committee.

(4) The Board may appoint or dismiss a member of the Audit Committee; provided, that a resolution of dismissal shall be adopted by the affirmative votes of at least two-thirds (2/3) of the directors in office.

(5) The representative of the Audit Committee shall be elected by the Audit Committee.

ARTICLE 41-3. DUTIES OF THE AUDIT COMMITTEE

(1)  The Audit Committee shall examine accounting and operation of the Company.

(2) The Audit Committee may request to convene an Extraordinary General Meeting of Shareholders by submitting a written request to the Board specifying the agenda of the meeting and the reason for the meeting.

(3) The Audit Committee may request subsidiaries of the Company to report their business operations as is deemed necessary. In such case, if the subsidiary fails to make an immediate report, or it is required to confirm the contents of such report, the Audit Committee may investigate the business and conditions of assets of the subsidiary.

(4) The Audit Committee shall treat matters delegated by the Board in addition to those described in Paragraphs (1) through (3) above.

ARTICLE 41-4. REGULATIONS OF THE AUDIT COMMITTEE

In addition to matters specified herein, matters concerning the Audit Committee, including the constitution and scope of the specific duties of the Audit Committee, may be defined in the form of regulations of the Audit Committee by the Board.

ARTICLE 41-5. RECORDS OF THE AUDIT COMMITTEE

The Audit Committee shall record the substance and results of its audit in the records of the Audit Committee, on which the name and seal of the member(s) of the Audit Committee who has performed such audit shall be affixed or shall be signed by such member(s) of the Audit Committee.


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CHAPTER VII. ACCOUNTING

ARTICLE 42. FISCAL YEAR

The fiscal year of the Company shall commence on January 1 and end on December 31 of each year.

ARTICLE 43. PREPARATION AND KEEPING OF FINANCIAL STATEMENTS AND BUSINESS REPORTS

(1) The Representative Director of the Company shall prepare the following documents, the supplementary documents thereof and the business report at least six (6) weeks before the date of the Ordinary General Meeting of Shareholders, shall receive an approval of the Board and an audit thereof by the Audit Committee, and shall submit the following documents and the business report to the Ordinary General Meeting of Shareholders:

     (i)  Balance Sheets;

     (ii) Statements of Profit and Loss; and

     (iii) Statements of Appropriation of Retained Earnings or Deficit.

(2)  The Representative Director shall keep the documents described in Paragraph
     (1) above and the supplementary documents thereof together with the business report and the audit report, at the head office of the Company for five (5) years and copies of all of such documents at the branches of the Company for three (3) years, beginning from one (1) week before the day of the Ordinary General Meeting of Shareholders.

(3) Immediately after the document referred to in Paragraph (1) above have been approved at the General Meeting of Shareholders, the Representative Director shall give public notice of the balance sheets.

ARTICLE 44. APPOINTMENT OF EXTERNAL AUDITORS

With respect to appointing external auditors, the Company shall obtain approval of the Audit Committee pursuant to the provisions of the Act on External Audit of Stock Companies and shall report appointment of external auditors at the first ordinary shareholders' meeting after appointment.

ARTICLE 45. DISPOSITION OF PROFITS

The Company shall dispose of the unappropriated retained earnings as of the end of each fiscal year as follows:


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     (i)   earned surplus reserves (required to be one-tenth or more of cash dividends paid for the pertinent fiscal year);

     (ii)  other statutory reserves;

     (iii) dividends;

     (iv)  discretionary reserves;

     (v)   other appropriations of earned surplus; and

     (vi)  retained earnings carried forward to next fiscal year.

ARTICLE 46. DIVIDEND

(1) Dividends of profits may be paid to the shareholders in either cash or shares.

(2) Dividends mentioned in Paragraph (1) above shall be paid to the shareholders or registered pledgees in the Shareholders' Register of the Company as of the last day of each fiscal year.

(3) The right to claim for dividends shall expire if such right is not exercised for five (5) consecutive years. Any dividends that have not been claimed for five (5) consecutive years shall belong to and be retained by the Company.

                     CHAPTER VIII. SUPPLEMENTARY PROVISIONS

ARTICLE 47. FIRST FISCAL YEAR

The first fiscal year of the Company shall be from the date of incorporation to December 31 of the same year.


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